UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Community First, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY FIRST, INC.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

April 1, 2016

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Community First, Inc. (the “Company”) scheduled for May 17, 2016, at 4:00 p.m., at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Pursuant to the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders over the Internet. Accordingly, on or about April 1, 2016, we mailed to our shareholders (other than those who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all shareholders of record and beneficial owners will have the ability to access the proxy materials on an Internet website referenced in the Notice of Internet Availability of Proxy materials. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself to this option.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Please vote and submit your proxy by Internet, telephone or mail. If you choose to vote by mail, please sign and return your proxy card, which will be mailed to you separately.

I hope that you will be able to attend the Shareholders Meeting on May 17, 2016.

Sincerely,

Eslick E. Daniel, M.D.
Chairman of the Board

Enclosures

COMMUNITY FIRST, INC.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2016

Notice is hereby given that the Annual Meeting of Shareholders (the “Shareholders Meeting”) of Community First, Inc., a Tennessee corporation and bank holding company (the “Company”), will be held at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, on May 17, 2016, beginning at 4:00 p.m., local time, for the following purposes:

1.	To elect four (4) individuals to the Board of Directors as Class II directors to hold office for a term of three (3) years and until their successors are duly elected and qualified;

2.	To approve on a non-binding, advisory basis the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement that accompanies this Notice;

3.	To approve the Community First, Inc. 2016 Equity Incentive Plan;

4.	To ratify the action of the Company’s Audit Committee in selecting the firm of HORNE LLP (“HORNE”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Shareholders Meeting is contained in the Proxy Statement attached to this Notice.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to our shareholders over the internet. We believe the rules will allow us to provide our shareholders with the information they need in a timely and convenient matter, while lowering the costs of delivery and reducing the environmental impact of our annual meeting of shareholders.

Only shareholders of record at the close of business on March 18, 2016 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.

Your vote is important. Please vote and submit your proxy by the Internet, telephone or mail. Please refer to the proxy card and the accompanying Proxy Statement for additional information regarding your voting options. Even if you plan to attend the Shareholders Meeting, please vote and submit your proxy as soon as possible to ensure that your shares are represented at the Shareholders Meeting. You may revoke your proxy at any time before it is exercised by following the procedures described in the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Columbia, Tennessee	Eslick E. Daniel, M.D.
April 1, 2016	Chairman of the Board

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the

Shareholders Meeting to be Held on May 17, 2016

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors, or the Board, of Community First, Inc., a Tennessee corporation and bank holding company (the “Company,” “we,” or “us”), of proxies to be voted at our 2016 Annual Meeting of Shareholders and any adjournment or postponement of the meeting (the “Shareholders Meeting”).

On or about April 1, 2016, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to our shareholders as of the record date containing instructions on how to access the proxy statement (including all attachments), a form of proxy card, our 2015 Annual Report and any amendments to the foregoing materials that are required to be furnished to shareholders online, and how to vote. If you prefer to receive the proxy materials in the mail and to vote by mail, you may request a printed copy of the materials by sending your request to Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Jon Thompson or Ashlee Pope, or by calling (931) 380-2265 or emailing jthompson@cfbk.com or apope@cfbk.com. You will not receive printed copies of the proxy materials in the mail unless you specifically request them.

The Shareholders Meeting will be held May 17, 2016 at 4:00 p.m., local time, at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee. In order to obtain directions to attend the Shareholders Meeting, please call (931) 380-2265.

The proposals to be voted upon at the Shareholders Meeting, all of which are more completely set forth in this Proxy Statement, are as follows:

1.	To elect four (4) individuals to the Board of Directors as Class II directors to hold office for a term of three (3) years and until their successors are duly elected and qualified;

2.	To approve on a non-binding, advisory basis the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement that accompanies this Notice;

3.	To approve the Community First, Inc. 2016 Equity Incentive Plan;

4.	To ratify the action of the Company’s Audit Committee in selecting the firm of HORNE LLP (“HORNE”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR the approval of all of the proposals.

For information on how to vote in person at the Shareholders Meeting, please see the section entitled “Introduction and General Information” beginning on the first page of the Proxy Statement.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

COMMUNITY FIRST, INC.

TO BE HELD ON

MAY 17, 2016

INTRODUCTION AND GENERAL INFORMATION

Solicitation of Proxies

This Proxy Statement is being furnished to the holders of the common stock, no par value per share (the “Common Stock”) of Community First, Inc. (the “Company,” “we,” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) from holders of the outstanding shares of the Common Stock of the Company for use at the Annual Meeting of Shareholders of the Company to be held at the Operations building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, at 4:00 p.m., local time, on May 17, 2016, and at any adjournment or postponement thereof (the “Shareholders Meeting”). The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement.

The Shareholders Meeting is being held (a) to elect four (4) directors of the Company; (b) to approve on a non-binding, advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement; (c) to approve the Community First, Inc. 2016 Equity Incentive Plan; (d) to ratify the action of the Company’s Audit Committee in selecting HORNE to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (e) to transact such other business as may properly come before the Shareholders Meeting. The Board of Directors knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated April 1, 2016. The Notice regarding the availability of proxy materials for the Shareholders Meeting is being mailed to the shareholders of the Company on or about April 1, 2016.

Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 17, 2016

Pursuant to the rules enacted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice regarding the internet availability of the proxy materials to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice http://www.investorvote.com/OMYF or to request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following instructions in the Notice.

Record Date and Revocability of Proxies

The Company’s Board of Directors has fixed the close of business on March 18, 2016 as the record date for the determination of holders of the Common Stock entitled to vote at the Shareholders Meeting. As of such date, the Company had 10,000,000 shares of Common Stock authorized, of which 3,296,667 shares were issued and outstanding and 2,500,000 shares of preferred stock, no par value (the “Preferred Stock”), authorized, of which 11,905 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) were issued and outstanding. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Shareholders Meeting for each share of Common Stock held of record at the close of business on March 18, 2016. Holders of our issued and outstanding shares of Series A Preferred Stock do not have a right to vote upon matters considered and voted upon at the Shareholders Meeting.

You can vote either in person by attending the Shareholders Meeting or by proxy without attending the Shareholders Meeting. Only shareholders as of the record date are entitled to attend the Shareholders Meeting, and each shareholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the record date. Shareholders as of the record date have the following options to vote by proxy:

1.	By Internet: go to https://www.investorvote.com/omyf; or

2.	By phone: 1-800-652-8683 (toll-free); or

3.	By mail: fill out the proxy card sent to you, date and sign it, and return it in the accompanying envelope.

Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the Shareholders Meeting by (a) giving written notice to the Secretary of the Company, (b) properly submitting to the Secretary of the Company a duly executed proxy bearing a later date, or (c) appearing in person at the Shareholders Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Tracy Rinks, Secretary.

Quorum and Shareholder Vote Required

A quorum will be present at the meeting if at least 1,648,334 shares of Common Stock are represented in person or by valid proxy at the Shareholders Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and Amended and Restated Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Shareholders Meeting, whether those shareholders vote “for,” “against” or “abstain” from voting, together with any broker non-votes, will be counted as present for purposes of determining whether a quorum is present.

Broker Proxies. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. If your broker does not receive instructions from you, your broker may vote for or against ratification of the action of the Company’s Audit Committee in selecting the firm of HORNE to be the Company’s independent registered public accounting firm for the year ending December 31, 2016. However, without instruction, your broker will not be able to vote your shares in the election of directors or for the approval of the Community First, Inc. 2016 Equity Incentive Plan, resulting in a broker “non-vote.” In addition, without instructions, your broker will not be able to vote your shares with respect to the proposal to approve on a non-binding, advisory basis the compensation of the Company’s Named Executive Officers. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on each of these matters. Shares represented by such “broker non-votes,” however, will be counted in determining whether there is a quorum.

Vote Required for Election of Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Shareholders Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors are elected.

Vote Required to Approve the Compensation of the Company’s Named Executive Officers as Disclosed in this Proxy Statement, the Community First, Inc. 2016 Equity Incentive Plan, the Ratification of HORNE as the Company’s Independent Registered Public Accounting Firm, and Other Matters that May Properly Come Before the Shareholders Meeting. The approval, on a non-binding, advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed elsewhere in this Proxy Statement, the approval of the Community First, Inc. 2016 Equity Incentive Plan and the ratification of HORNE as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and any matter other than that enumerated above that properly comes before the Shareholders Meeting will be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to such proposals will not be voted on the proposal, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining from voting on such proposals will have no effect on whether such proposals are approved. Similarly, broker non-votes will have no effect on whether a proposal will be approved.

Action to be Taken Under the Proxy

Proxies in the form that accompanies this Proxy Statement that are properly executed and returned will be voted at the Shareholders Meeting in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) “FOR” the election of the four (4) persons specified as nominees for directors of the Company, each of whom will serve for a three-year term, until their successors are duly elected and qualified; (b) “FOR” the approval, on a non-binding, advisory basis, of the compensation of the Company’s Named Executive Officers as disclosed elsewhere in this Proxy Statement; (c) “FOR” the approval of the Community First, Inc. 2016 Equity Incentive Plan; (d) “FOR” the ratification of the action of the Company’s Audit Committee in selecting HORNE to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (e) in the best judgment of the persons named in the proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups beneficially owning more than 5% of Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission (“SEC”) detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the Common Stock as of the record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Common Stock Outstanding
Eslick E. Daniel, MD 501 S. James M. Campbell Blvd. Columbia, TN 38401	214,332	(b)	6.50%
Ruskin A. Vest, Jr. 501 S. James M. Campbell Blvd. Columbia, TN 38401	170,229		5.16%

(a)	For purposes of this table, an individual or entity is considered to “beneficially own” any share of Common Stock which he, she or it directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual or entity is deemed to be the beneficial owner of any share of Common Stock of which he, she or it has the right to acquire voting or investment power within 60 days of the record date.
(b)	Includes 9,246 shares of Common Stock owned by Dr. Daniel’s spouse, 101,002 shares held by the Daniel General Partnership for which Dr. Daniel has sole voting and dispositive power over the shares, 7,070 shares held by various relatives for whom the director serves as custodian, 40,320 shares held by various trusts for which the director serves as trustee, and options to purchase 1,200 shares of Common Stock.

The following table sets forth, as of the record date, certain information known to the Company as to Common Stock and Series A Preferred Stock beneficially owned by each director and director nominee, Named Executive Officer of the Company (identified in the Summary Compensation Table below) and by all directors and executive officers of the Company as a group. The address for each of our directors and executive officers listed below is c/o Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership of Common Stock(1)		Shares of Common Stock Acquirable in 60 days(14)	Percent of Outstanding Common Stock	Amount and Nature of Beneficial Ownership of Series A Preferred Stock	Shares of Series A Preferred Stock Acquirable in 60 Days	Percent of Outstanding Series A Preferred Stock
Eslick E. Daniel, MD	Director, Chairman of the Board of Directors	214,332	(2)	1,200	6.50%	3,259	—	27.38%
Vasant Gopal Hari	Director	9,078	(3)	1,200	*	127	—	1.07%
W. Roger Witherow	Director	23,928	(4)	1,200	*	284	—	2.39%
Martin Maguire	Director	—		—	—	49	—	*
Dinah C. Vire	Director	42,165	(5)	1,200	1.29%	295	—	2.48%
Bernard Childress	Director	5,240	(6)	1,200	*	—	—	—
Randy A. Maxwell	Director	19,512	(7)	1,200	*	297	—	2.49%
Stephen F. Walker	Director	22,707	(8)	1,200	*	—	—	—
Michael D. Penrod	Director	40,457	(9)	—	1.23%	421	—	3.54%
Robert E. Daniel	Director	49,066	(10)	—	1.49%	2,391	—	20.08%
Ruskin A. Vest, Jr.	Director	170,229		—	5.16%	2,723	—	22.87%
Louis E. Holloway	Chief Executive Officer of the Company and of the Bank	17,833	(11)	4,500	*	134	—	1.13%
Jon Thompson	President and Chief Financial Officer of the Company and of the Bank	3,722	(12)	1,000	*	117	—	*
J. Elaine Chaffin	Senior Vice President and Chief Risk Manager of the Company and of the Bank	2,308		—	*	41	—	*
James A. Bratton	Senior Vice President and Chief Credit Officer of the Company and of the Bank	7,598	(13)	2,750	*	102	—	*
All executive officers and directors as a group (15 persons)	—	628,175		16,650	18.96%	10,240	—	86.01%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock or Series A Preferred Stock, as applicable.
(1)	For the purpose of computing the amount of shares owned by each beneficial owner, shares subject to stock options presently exercisable or which will be exercisable within sixty (60) days of March 18, 2016 held by such beneficial owner are deemed outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
(2)	Includes 9,246 shares of Common Stock owned by Dr. Daniel’s spouse, 101,002 shares held by the Daniel General Partnership for which Dr. Daniel has sole voting and dispositive power over the shares, 7,070 shares held by various relatives for whom the director serves as custodian, 40,320 shares held by various trusts for which the director serves as trustee, and options to purchase 1,200 shares of Common Stock.

(3)	Includes 2,828 shares of Common Stock owned by Mr. Hari’s spouse and options to purchase 1,200 shares of Common Stock.
(4)	Includes 7,743 shares of Common Stock held in an IRA owned by Mr. Witherow’s spouse and options to purchase 1,200 shares of Common Stock.
(5)	Includes 30,250 shares held by a trust for which Ms. Vire serves as trustee and options to purchase 1,200 shares of Common Stock.
(6)	Includes options to purchase 1,200 shares of Common Stock.
(7)	Includes 1,008 shares of Common Stock owned by Mr. Maxwell’s children and options to purchase 1,200 shares of Common Stock. 17,104 shares of Common Stock beneficially owned by Mr. Maxwell have been pledged to the Bank as security for a personal loan in the ordinary course of business.
(8)	Includes 5,996 shares of Common Stock, which represents Mr. Walker’s share of Walker Family Partnership and options to purchase 1,200 shares of Common Stock. 5,000 shares of Common Stock beneficially owned by Mr. Walker have been pledged to the Bank as security for a personal loan in the ordinary course of business.
(9)	Includes 403 shares of Common Stock, which represents Mr. Penrod’s share of Craneworks LLC. 6,000 shares of Common Stock beneficially owned by Mr. Penrod have been pledged to the Bank as security for a commercial line of credit in the ordinary course of business.
(10)	Includes 33,297 shares of Common Stock owned by Mr. Daniel’s spouse, 8,734 shares held by the Fletcher Ewing Daniel Trust, for which Mr. Daniel serves as trustee, but does not include Mr. Daniel’s interest in 101,002 shares held by the Daniel General Partnership for which Mr. Daniel does not have voting or dispositive power over the shares.
(11)	Includes options to purchase 4,500 shares of Common Stock.
(12)	Includes options to purchase 1,000 shares of Common Stock.
(13)	Includes 1,212 shares of Common Stock held in an IRA owned by Mr. Bratton’s spouse and options to purchase 2,750 shares of Common Stock.
(14)	Represents options that could be exercised to purchase Common Stock at March 18, 2016 or within 60 days thereafter, which are included within the Amount and Nature of Beneficial Ownership of Common Stock column.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, the Company’s directors, executive officers and greater-than-10% shareholders are required to file reports of initial ownership and reports of changes in amounts of Common Stock and other securities of the Company. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year, except that Mr. Robert E. Daniel filed a late Form 4 reporting his indirect acquisition of shares of Common Stock through his spouse on November 17, 2015.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors Standing for Election

The Board of Directors is divided into three classes (Class I, Class II and Class III), which pursuant to the Company’s charter must be nearly as equal in number as possible. Typically, at each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The Board of Directors has nominated and recommends to the shareholders Bernard Childress, Robert E. Daniel, Stephen F. Walker and W. Roger Witherow, each of whom is an incumbent Class II director, for election as Class II directors to serve until the annual meeting of shareholders in 2019 and until such time as their respective successors are duly elected and qualified. The members of the Company’s Board of Directors, as well as the Company’s principal executive officer, Louis E. Holloway, and the Company’s President, Jon Thompson, are also members of the board of directors of the Company’s wholly-owned bank subsidiary Community First Bank & Trust (the “Bank”).

The Board expects each of the nominees to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Information regarding each of the nominees for director is set forth below. Directors’ ages are given as of the date of this Proxy Statement. The Board of Directors recommends that shareholders vote “FOR” each of the four (4) director nominees set forth below.

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions for SEC reporting companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company.

Nominees for Election to the Board

Name	Age	Principal Occupation
Class II Directors

Bernard Childress	60

Mr. Childress is a former educator. He is currently the Executive Director of the Tennessee Secondary School Athletic Association, a position he has held since June 15, 2009. Prior to becoming the Executive Director, Mr. Childress was the Assistant Executive Director of the Tennessee Secondary School Athletic Association since 1994. Mr. Childress was first elected to the Board in 1999.

Mr. Childress has a wide variety of business experience gained through his experience in education. He is also actively involved in a number of community activities.

Robert E. Daniel	47	Mr. Daniel is founder and president for Compass Capital, LLC, an investment company located in Franklin, TN. He has held this position since 1998. He is also the part owner and serves as secretary and treasurer of several privately held companies in the real

Name	Age	Principal Occupation

estate, finance and manufacturing industries, including DSS Pro Diesel Partners LLC, Base, Inc., and Partners on the Lane. Mr. Daniel was first elected to the Board in June 2013.

Mr. Daniel is an active member in his community, serving as the Secretary of the Williamson County Medical Center Board of Trustees. He previously served as Chairman of the Boys and Girls Clubs of Franklin, and as Chairman of the Thompson Station, Tennessee Planning Commission. Mr. Daniel is the son of Eslick E. Daniel, M.D., who also serves as a director of the Company.

Stephen F. Walker	46

Mr. Walker is the Commercial Property Manager for Walker Family Limited Partnership, a position he has held since 1994. He currently serves as a member of the Executive Committee, the Treasurer and Chairman Elect for Columbia Main Street, a local program that is active in the Bank’s market areas, and served on the board of directors for the Court Appointed Special Advocates (CASA) of Maury County from 2011 to 2013. Mr. Walker is also a member of the City of Columbia Board of Zoning Appeals. He was first elected to the Board in 1999.

Mr. Walker has extensive experience in commercial real estate matters and is the operator of a successful commercial property management business located in the Company’s market area. Through his work on several civic organizations and youth sports programs, he is also actively involved in the local community.

W. Roger Witherow	67

Mr. Witherow is President of Roger Witherow & Associates, Inc., a firm specializing in executive and employee fringe benefits. He has held that position since 1976. Mr. Witherow is a registered representative and sells securities through Thoroughbred Financial Services LLC. He was first elected to the Board in 2000.

Mr. Witherow has significant knowledge of human resource matters and employee benefits. He also has extensive knowledge of accounting and corporate finance issues through his career in the securities industry.

Directors Continuing in Office

Name	Age	Principal Occupation
Class III Directors, Whose Terms of Office Will Expire in 2017

Eslick E. Daniel, M.D.	74

Dr. Daniel is Chairman of the Board of Directors. He is a retired orthopedic surgeon and founder of Mid-Tennessee Bone and Joint Clinic, P.C. He actively serves the community by participating in several civic organizations. He was first elected to the Board in 1999.

Dr. Daniel is an experienced business leader with an extensive medical background. His experience as the chairman of the Board of Directors offers the Board management experience, leadership capabilities, financial knowledge and business acumen. Dr. Daniel is the father of Robert E. Daniel, who also serves as a director of the Company.

Vasant G. Hari	67

Mr. Hari is an investor in the hospitality industry. He was first elected to the Board in 2000.

Mr. Hari has extensive knowledge of the hospitality industry, having invested in a number of businesses in the community served by the Company. He is also actively involved in community affairs in the Company’s market area.

Martin Maguire	44

Mr. Maguire is a licensed CPA and part owner of Brown & Maguire CPAs, with 22 years of experience in public and private accounting. Mr. Maguire is also a part owner of Jams Investments LLC and 3Cords Solutions, LLC. He also serves as a board member for the Brentwood Church of the Nazarene. Mr. Maguire was first elected to the Board in January 2013.

Mr. Maguire has experience in performing audits, reviewing and compiling financial statements and providing other tax services for both public and private companies. He is also an active member of his community.

Ruskin A. Vest, Jr.	61	Mr. Vest is a successful entrepreneur and owner of several businesses in Maury County and surrounding areas. He is President and part-owner of Southeastern Shirt Corporation, a position he has held since 1986, and President and part-owner of Southeastern Pant, LLC, a position he has held since 1996. Since 1984 he has also held the position of Executive Vice President of Service Partners Industrial Products Co., LLC, a wholly-owned subsidiary of Masco Corporation. Mr. Vest was first elected to the Board in December 2013.

Name	Age	Principal Occupation

Mr. Vest is also an active member of his community and serves on the Executive Committee of the Board of Trustees of the Webb School in Bell Buckle, Tennessee.

Mr. Vest’s wide variety of business experience, including manufacturing and real estate development, allows him to bring to the Board a broad understanding of a number of industries in which many of the Company’s clients operate. His active involvement in a number of community activities in the Company’s Maury County market allows him to contribute valuable insight to the Board on key developments in the Maury County market.

Class I Directors, Whose Terms of Office Will Expire in 2018

Randy A. Maxwell	59

Mr. Maxwell is the Investment Manager of Tennessee Farmers Mutual Insurance Company, a position he has held since 1987. He is also the President and sole owner and director of Wealth Management of Water Valley, Inc. He was first elected to the Board in 1999.

Mr. Maxwell has extensive securities knowledge having been involved in bond portfolio management for over 25 years and prior to that was involved in banking for six years.

Michael D. Penrod	55

Mr. Penrod is president and an engineer of over 30 years for Industrial Contractors, Inc., a construction company that operates within the Bank’s core geographic areas. He is a part owner of Industrial Contractors, Inc. as well as Craneworks, Inc. He is also a member of the American Society of Civil Engineers. Mr. Penrod was first elected to the Board in June 2013.

Mr. Penrod is an active member in his community, serving as a member of Columbia Central High School Academic Boosters and as a supporter and sponsor of several local youth sports programs.

Mr. Penrod’s business experience in the construction and engineering sectors allows him to bring to the Board a broad understanding of industries in which many of the Company’s clients operate. His active involvement in a number of community activities in the Company’s Maury County market allows him to contribute valuable insight to the Board on key developments in the Maury County market.

Name	Age	Principal Occupation
Dinah C. Vire	64

Ms. Vire is the former manager of a physician’s office, a position she held from 1989 to 2007. Ms. Vire was first elected to the Board in 1999. Since then, she has served on several committees of the Board, including the Investment Committee, Audit Committee, and Executive Compensation Committee.

Ms. Vire has a variety of business and management experience having served in physician management for more than 20 years in the Company’s market area. She is also actively involved in a number of community activities in the Company’s market area.

The Company’s Board of Directors has established procedures for shareholders, employees and other parties interested in communicating with members of the Board of Directors. Any interested party can communicate with the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Community First, Inc. 501 South James M. Campbell Blvd., Columbia, Tennessee 38401. All such communications will be forwarded directly to the director to whom they are addressed.

The Company’s Board of Directors has adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors is typically held before or directly after the annual meeting of shareholders. All of the members of the Company’s Board of Directors at the date of the 2015 Annual Meeting of Shareholders, with the exception of Vasant G. Hari, attended the 2015 Annual Meeting of Shareholders.

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS

The Company believes that the compensation for the Named Executive Officers, as described in the Compensation Discussion and Analysis below, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of the Company’s shareholders. The Company believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance.

The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue.

Moreover, the Company believes that the extensive disclosure of compensation information provided in this Proxy Statement provides the Company’s shareholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to the Company’s performance. This “Say-on-Pay” proposal gives you as a shareholder the opportunity to endorse or not endorse the compensation the Company paid to the Named Executive Officers through the following resolution:

“RESOLVED, that the shareholders of Community First, Inc. approve the compensation of the executive officers of Community First, Inc. set forth in the Summary Compensation Table of this Proxy Statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of such executive officers (together with the accompanying narrative disclosure) contained in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements for the Company’s Named Executive Officers.

The Board of Directors recommends that shareholders vote “FOR” approval of this proposal.

PROPOSAL 3: APPROVAL OF THE COMMUNITY FIRST, INC. 2016 EQUITY INCENTIVE PLAN

Our Board of Directors has adopted and recommends that you approve the Community First, Inc. 2016 Equity Incentive Plan (the “Equity Incentive Plan”). If approved by shareholders, the Equity Incentive Plan will authorize awards in respect of an aggregate of 200,000 shares of Common Stock. If approved by our shareholders, the Equity Incentive Plan will be effective as of May 17, 2016.

The primary purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders.

Our general compensation philosophy is that long-term stock-based incentive compensation should strengthen and align the interests of our officers and employees with our shareholders. We believe that the utilization of stock options and other forms of equity based awards will be effective in enabling us to attract and retain the talent critical to the Company. We believe that stock ownership will focus our key employees on improving our performance, and help to create a culture that encourages employees to think and act as shareholders. Participants in our long-term incentive compensation program generally will include our officers and other key employees. The Equity Incentive Plan is intended to facilitate our efforts to better align the Company’s long-term awards structure with its business and talent needs and our shareholders’ interests.

If approved by the Company’s shareholders, the Equity Incentive Plan will reserve an aggregate of 200,000 shares for issuance under the plan. We believe this authorization will enable us to implement our long-term stock incentive program, including our increased use of restricted shares, for the life of the plan.

If the Equity Incentive Plan is not approved, we may become unable to provide long-term, stock-based incentives to present and future employees consistent with our current compensation philosophies and objectives.

We believe that our equity award programs have contributed to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We believe that the ability to attract, retain and motivate talented employees is integral to our long-term performance and shareholder returns. We believe that the Equity Incentive Plan will allow us the flexibility to implement our current long-term incentive philosophy in future years as we seek to further better align executive and shareholder interests. For these reasons, we consider approval of the Equity Incentive Plan important to our future success.

The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in Common Stock of the Company. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan is 200,000. Except as adjusted in accordance with the terms of the Equity Incentive Plan, no more than 150,000 shares of Common Stock authorized under the Equity Incentive Plan may be awarded as incentive stock options.

Shares of Common Stock subject to an award under the Equity Incentive Plan but which terminate, expire unexercised or are settled for cash, or are forfeited, cancelled or withheld without delivery of the shares, including shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of Common Stock issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines, (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.

In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may, in any calendar year, receive either performance awards or an aggregate amount of options and stock appreciation rights (“SARs”) that relate to more than 25,000 shares of Common Stock, subject to adjustment in certain circumstances. Further, the maximum amount of all performance awards that are settled in cash and that may be granted in any fiscal year under the Equity Incentive Plan is $750,000.

With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Compensation Committee of the Board of Directors (which is referred to in this Proposal 3 as the “Committee”) in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of March 18, 2016, approximately 120 individuals were eligible to participate in the Equity Incentive Plan. However, the Company has not at the present time determined who will receive the shares of Common Stock that will be authorized for issuance under the Equity Incentive Plan or how they will be allocated. The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors, for which the Equity Incentive Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, and an “outside director” within the meaning of Section 162(m) and the related regulations promulgated under the Code. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of unencumbered shares that have previously been acquired by the participant which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares. Payment of the option price may be made in such other method as the Committee shall approve including withholding shares of Common Stock issuable upon exercise of an option having a fair market value equal to the option price together with any applicable withholding taxes. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of one or several restricted periods or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units and whether a participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Performance Awards. A performance award consists of a right that is denominated in cash or shares of Common Stock, valued, as determined by the Committee, in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Except as otherwise determined by the Committee, termination of employment prior to the end of any performance period, other than for reasons of death or disability, will result in the forfeiture of the performance award. The Committee may in its discretion waive any performance goals or other terms and conditions relating to a performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution or as the Committee may otherwise determine.

Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the Equity Incentive Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings or book value per share; (b) net income; (c) return on equity, assets, capital, capital employed or investment; (d) earnings before interest, taxes, depreciation and/or amortization; (e) operating income or profit; (f) operating efficiencies; (g) certain asset quality ratios; (h) allowance for loan losses; (i) net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends; (j) cash flow(s); (k) total revenues or revenues per employee; (l) stock price or total shareholder return; (m) growth in deposits; (n) debt or cost reduction; (o) dividends; (p) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, soundness targets, business expansion goals and goals relating to acquisitions or divestitures; or (q) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Equity Incentive Plan to exclude any of the following events that occurs during a performance period: (i) restructurings, investments, mergers and acquisitions, discontinued operations, extraordinary items, (ii) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) the effects of changes in tax laws, accounting principles or other such laws or provisions affecting reported results, (iv) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (v) litigation or claims, judgments or settlements or (vi) such other similar matters as may be determined by the Committee.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan is 25,000 and the maximum annual amount of all performance awards that are settled in cash is $750,000.

Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.

Non-Employee Director Awards. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or meeting fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Equity Incentive Plan will be administered by the Board.

Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control. The Committee (or in the case of awards to non-employee directors, the Board) may (in accordance with Section 409A, to the extent applicable), in its discretion, in the event of a change in control, take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such change in control of each or any outstanding award under the Equity Incentive Plan or portion thereof and the shares acquired pursuant thereto upon such conditions (if any), including termination of the participant’s service prior to, upon, or following such change in control, to such extent as the Committee shall determine. The Committee (or in the case of awards to non-employee directors, the Board) may in its discretion and without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share subject to such award in cash, shares, shares of a corporation or other business entity a party to the change in control, or other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award.

Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion.

Certain Federal Income Tax Consequences. The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the Common Stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives other than its chief financial officer. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant (b) to employees the Committee expects to be Named Executive Officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. However, as the Named Executive Officers’ compensation increases, the Company’s Board of Directors and the Committee will consider the deductibility limitations of Section 162(m) when establishing the Named Executive Officers’ compensation opportunities, but other considerations, such as providing the Company’s Named Executive Officers with competitive and adequate incentives to remain with the Company and increase the Company’s business operations, financial performance and prospects, as well as rewarding extraordinary contributions, will also significantly factor into the Board of Directors’ and the Committee’s decisions.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2015:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants And Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	40,400	$26.66	426,709
Equity compensation plans not approved by security holders	—	—	—

Total	40,400	$26.66	426,709

Required Vote, Recommendation of the Board. In order for the Equity Incentive Plan to be approved, the number of shares of Common Stock voted in favor of the adoption of the plan must exceed the number of shares of Common Stock voted against the adoption of the plan.

The Board of Directors recommends that shareholders vote “FOR” approval of this proposal.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed HORNE as our independent registered public accounting firm for the fiscal year ending December 31, 2016. HORNE is a full-service firm of certified public accountants with expertise in bank holding company auditing. The firm is located in Memphis, Tennessee. Services provided to the Company and its subsidiaries by HORNE in fiscal year 2015 are described below under “Audit and Non-Audit Fees.”

It is anticipated that a representative of HORNE will be present at the Shareholders Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Shareholders Meeting if the representative desires to do so.

Ratification of the appointment of HORNE will be approved if the number of shares of Common Stock voting for the proposal exceeds the number of shares of Common Stock voting against the proposal. If the Company’s shareholders do not ratify the appointment of HORNE, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. If the appointment is ratified, the Audit Committee may in the future replace HORNE as the Company’s independent registered public accounting firm if it is determined that it is in the Company’s best interest to do so.

The Board of Directors recommends a vote FOR the ratification of the appointment of HORNE as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

EXECUTIVE OFFICERS

Information concerning the Company’s executive officers who are not also directors is set forth below.

Name	Age	Principal Occupation
Louis E. Holloway	63	Mr. Holloway is Chief Executive Officer of the Company and of the Bank. He was appointed Chief Executive Officer of the Bank on January 17, 2012, and Chief Executive Officer of the Company on March 20, 2012. From June 28, 2011 until February 1, 2016, he served as President of the Company and the Bank. Prior to being appointed to these positions, he served as Senior Vice President and Chief Credit Officer of the Bank from May 2011 and Senior Vice President and Chief Retail Officer of the Bank from January 2008 to May 2011. Prior to joining the Bank in January of 2008, Mr. Holloway served in market development for Bank of America as Senior Vice President / Market President in Macon, Georgia from 1997 to 2007. He also held various positions in lending and consumer business. Mr. Holloway, who serves on the Board of the Bank, has over thirty years of banking experience.

Jon Thompson	35	Mr. Thompson is President and Chief Financial Officer of the Company and the Bank. He was appointed as the President of the Company and the Bank on February 1, 2016 and as Chief Financial Officer in July 2012. He served as Senior Vice President beginning in September 2014 to February 1, 2016. Prior to his appointment as Senior Vice President and Chief Financial Officer, Mr. Thompson served as the Assistant Vice President and Controller of the Bank beginning in August 2008. Prior to joining the Bank, Mr. Thompson was a senior staff member of Crowe Horwath LLP, an independent registered public accounting firm, from January 2005 through August 2008.

J. Elaine Chaffin	58	Ms. Chaffin is Chief Risk Manager and Senior Vice President of the Company and of the Bank. She was appointed as the Chief Risk Manager in August 2010 and was named Senior Vice President in December 2012. Ms. Chaffin also served as Vice President from April 2010 to December 2012, as the Bank’s Compliance Officer from April 2010 through August 2010, and Interim Compliance Officer from January 2013 to April 2013. Prior to joining the Bank, she served as Senior Vice President, Executive Officer and Chief Risk Manager for Community Bank of the Cumberlands in Cookeville, Tennessee, from May 2001 through April 2010. She also served as Chief

Name	Age	Principal Occupation
		Compliance Officer for Cumberland Bancorp from 1999 to 2001 and served as Compliance Officer for the Tennessee offices of TransFinancial Bank from 1988 to 1999. Ms. Chaffin is an active member of the community and currently serves on the Board of Directors of the Boys and Girls Club of Maury County. She has over 30 years of banking experience.

James A. Bratton	51	Mr. Bratton is Senior Vice President and Chief Credit Officer of the Company and of the Bank and has held that position since July 2011. Before being appointed to this position, he served as Vice President, Commercial Lending beginning in January 2003. Prior to joining the Bank, he served in various positions with First Farmers and Merchants National Bank in Columbia, Tennessee from 1987 to 2001. Mr. Bratton also currently serves as a director and Vice Chairman of Maury Farmers Co-Op, a member of the Tennessee Farmers Cooperative. He is also a director of the Maury County Soil Conservation Board, a local position associated with the USDA Natural Resources and Conservation Service.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has established a set of Corporate Governance Guidelines which address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board of Directors believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. A copy of the Corporate Governance Guidelines, which have been updated since their adoption, can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link).

Board Leadership Structure

Mr. Holloway serves as the Company’s principal executive officer. The Company separates the roles of principal executive officer and Chairman of the Board in recognition of the differences between the two roles. The principal executive officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the principal executive officer, sets the agenda for Board meetings and presides over meetings of the full Board of Directors.

Board’s Role in Risk Oversight

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accounting firm the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The Audit Committee also assists the Board of Directors in fulfilling its duties and oversight responsibilities relating to the Company’s compliance and ethics programs, including compliance with legal and regulatory requirements. The Compensation Committee is responsible for considering the risks that may be implicated by the Company’s executive compensation programs and reviews those risks with the Company’s senior risk officer.

Director Nomination Procedure and Director Independence

The Company seeks to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company. The Board of Directors desires to maintain flexibility in choosing appropriate board candidates, and therefore has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on the Company’s Board of Directors. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment and other factors the Board of Directors may deem relevant under the circumstances. All members of the Company’s Board of Directors, including those members who are nominated for reelection in 2016, are independent directors, as determined under applicable listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”).

The Board of Directors has not adopted a formal diversity policy for nominees. Rather, the Board of Directors as needed reviews and determines the specific qualifications and skills that one or more directors must possess in the context of the then current needs of the Board of Directors with respect to experience, expertise and age. In making recommendations for nominees to the Board of Directors, the Board of Directors seeks to include directors who, when taken together with the other nominees and continuing directors, will create a Board of Directors that offers a diversity of education, professional experience, gender, race, background, age, perspective, viewpoints and skill.

Once the Board of Directors makes the preliminary determination that there is a need for additional Board members to fill vacancies or expand the size of the Board, the independent directors will begin searching for a prospective nominee. After a prospective nominee is identified, the independent directors as a whole make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the independent directors with the recommendation of the prospective candidate, as well as each director’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the independent directors determine, in consultation with the other Board members as appropriate, that additional consideration is warranted, they may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report their findings to the entire Board.

Director nominees are selected by a majority vote of the independent directors, which includes all of the directors, all of whom participate in the consideration of director nominees and each of whom the Board has determined is independent under Rule 5605(a)(2) of the listing standards of the Nasdaq. Given the size and composition of the Company’s Board of Directors, the Company does not have a separate nominating committee or committee performing similar functions. Accordingly there is no nominating committee charter.

In making its determination of independence, the Board specifically considered Mr. Witherow’s affiliation with two entities that provide services to the Bank in various capacities such as insurance broker and benefits advisor. The Board also considered Mr. Maguire’s position as partner of Brown & Maguire CPAs, PLLC, which has provided audit services to the Bank. These audit services include auditing the financial statements of the Community First Bank & Trust 401(k) Profit Sharing Plan (the “Plan”) for the years ended December 31, 2011 and 2010. These audit services were not provided directly to the Company but were provided to the Bank, which controls and manages the operations and administration of the Plan. The engagement with Brown & Maguire CPAs, PLLC, was terminated effective January 1, 2013. Despite such affiliations with respect to Messrs. Witherow and Maguire, the Board concluded that both directors are still independent under Nasdaq listing standards.

The Board will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws. The Board evaluates nominees recommended by shareholders on the same basis as nominees recommended by any other source. Nominations to the Board may be submitted by shareholders of the Company for consideration by the Board of Directors by sending such nomination to: Eslick E. Daniel, M.D., Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held five meetings during 2015. No director of the Company attended fewer than 75% of the aggregate of (a) the total number of board meetings held during 2015 and (b) the total number of committee meetings of the Board of Directors on which he or she served during 2015.

Compensation Committee. Currently, each member of the Company’s Board of Directors serves on the Compensation Committee. Dr. Daniel acts as the Chairman of the Compensation Committee. The Compensation Committee oversees matters relating to the compensation of the Company’s and the Bank’s principal executive officer and other Named Executive Officers. The Compensation Committee has adopted a written charter, which can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link). None of the members of the Compensation Committee have at any time been an officer or employee of the Company or any of its subsidiaries. All members of the Compensation Committee are independent directors as defined by Rule 5605(a)(2) of Nasdaq’s listing standards. The committee held one meeting in 2015.

Audit Committee. The Audit Committee of the Company’s Board of Directors is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is currently composed of Martin Maguire, Randy A. Maxwell and Dinah C. Vire, each of whom is independent under Rule 5605(a)(2) of Nasdaq’s listing standards and the rules and regulations of the SEC. The Board of Directors has determined that Mr. Maguire is an “audit committee financial expert” as defined in applicable SEC rules, and he has served as the Audit Committee Chairman since his appointment to the Board of Directors on January 17, 2013. The Audit Committee held six meetings in 2015.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee has adopted a written charter, which has been updated since its adoption, a copy of which can be viewed on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link). In addition to other activities, prior to the release of quarterly reports in fiscal year 2015, the Audit Committee also reviewed and discussed the interim financial information contained therein with the Company’s independent registered public accounting firm.

Compensation Committee Interlocks and Insider Participation

During 2015, each member of the Company’s Board of Directors served on our Compensation Committee, with Dr. Daniel serving as the committee’s chair. None of these individuals has at any time been an officer or employee of the Company or any of its subsidiaries. There are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable regulations of the SEC.

No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

Certain Relationships and Related Transactions

Except as set forth below, there were no related party transactions during 2015, and there are no existing or proposed direct or indirect material transactions between the Company and any of their officers, directors, or any affiliate of the foregoing, except in the ordinary course of the Company’s business.

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of the Company and their affiliates, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest, on substantially the same terms (including price or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such banking transactions have not involved more than the normal risk of collection nor do these transactions present other unfavorable features. As of December 31, 2015, the aggregate amount of loans outstanding to directors, executive officers and related parties was approximately $3,253,035.

Pursuant to the Company’s Audit Committee charter, the Audit Committee is responsible for reviewing and approving and/or ratifying related party transactions, including any transactions that the Company is required to report in its proxy statements under Item 404 of Regulation S-K. These transactions, to be approved, must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Audit and Non-Audit Fees

For the years ended December 31, 2015 and December 31, 2014, the Company was billed the aggregate fees set forth below by HORNE:

	2015	2014
Audit Fees(1)	$137,300	$136,156
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—

Total	$137,300	$136,156

1.	Audit fees include fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K for 2015 and Form 10-K for 2014 and quarterly reports on Form 10-Q for 2015 and Form 10-Q for 2014 as well as other audit-related assistance, including out-of-pocket expenses.
2.	There were no audit-related fees associated with services provided by HORNE in either 2015 or 2014 (other than those reported under the audit fees listed above).
3.	There were no tax fees associated with services provided by HORNE in either 2015 or 2014.
4.	There were no other fees associated with services provided by HORNE in either 2015 or 2014.

Pre-Approval of Audit and Non-Audit Fees

Consistent with Section 202 of the Sarbanes-Oxley Act of 2002 and SEC rules regarding auditor independence, our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. In 2015 the Audit Committee approved all fees paid to HORNE in accordance with applicable rules.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services our independent registered public accounting firm may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by HORNE during fiscal year 2015 prior to HORNE performing such services.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee’s primary responsibility is the oversight of the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for establishing and maintaining the Company’s internal controls, for preparing the financial statements, and for the public reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. The independent registered public accounting firm also issues a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviews the work of management and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with it the firm’s independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the undersigned Audit Committee members recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Martin Maguire, Chair

Randy A. Maxwell

Dinah C. Vire

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following discussion provides information regarding the compensation and benefit programs in place for the Named Executive Officers named in the Summary Compensation Table that follows this Compensation Discussion and Analysis relating to our 2015 fiscal year. These officers are:

(1)	Louis E. Holloway, Chief Executive Officer of the Company and of the Bank;

(2)	Jon Thompson, President and Chief Financial Officer of the Company and of the Bank;

(3)	J. Elaine Chaffin, Senior Vice President and Chief Risk Manager of the Company and of the Bank; and

(4)	James A. Bratton, Senior Vice President and Chief Credit Officer of the Company and of the Bank.

Overview of Compensation Process. The Compensation Committee of the Company’s Board of Directors (which is referred to in this Compensation Discussion and Analysis as the “Committee”) is comprised of each member of the Company’s Board of Directors: Martin Maguire, Randy Maxwell, Vasant G. Hari, W. Roger Witherow, Bernard Childress, Eslick E. Daniel, M.D., Dinah C. Vire, Stephen F. Walker, Ruskin A. Vest, Jr., Michael D. Penrod, and Robert E. Daniel, with Dr. Daniel serving as the Committee’s chair. All members of the Committee are non-employee directors, as defined in Rule 16b-3 of the rules promulgated under the Securities and Exchange Act of 1934, as amended, and independent directors, as defined in Rule 5605(a)(2) of Nasdaq’s listing standards, in each case as determined by our Board of Directors. In addition to independence considerations, the Board determines Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Committee.

The Committee is responsible for setting the compensation of our principal executive officer, overseeing the Board’s evaluation of the performance of our executive officers and administering the Company’s equity-based incentive plans, among other things. The Committee undertakes these responsibilities pursuant to a written charter adopted by the Committee and the Board of Directors. No changes were made to the Committee’s Charter during 2015. The charter may be viewed in full on the Company’s website, http://www.cfbk.com (accessible through the “Shareholders” link).

The Committee periodically reviews executive compensation and the Company’s compensation policies to ensure that the Company’s principal executive officer is rewarded appropriately for his contributions to the Company and that the overall compensation strategy supports the objectives and values of our organization, as well as shareholder interests.

Compensation Philosophy. The fundamental objective of our executive compensation policies is to attract and maintain executive leadership for the Company that will execute our business strategy, uphold our Company values, and deliver results and long-term value to our shareholders. Accordingly, the Committee has historically sought to develop compensation strategies and programs that attract, retain, and motivate highly qualified and high-performing executives through compensation that is:

•	Retention-based: Compensation should be designed to maximize the Company’s retention rates for key employees and members of management.

•	Performance-based: Subject to the limitations described below resulting from the Company’s participation in the Capital Purchase Program (the “CPP”) created by the Treasury under the Troubled Assets Relief Program (the “TARP”), a significant component of compensation has historically been based on whether or not the Company meets certain performance criteria that, in the view of the Committee, are aligned with growth in shareholder value.

•	Shareholder-aligned: Equity incentives have historically been used to align the interests of our executive officers with those of our shareholders.

•	Balanced: Performance-oriented features and retention-oriented features have historically been balanced so the entire program accomplishes the Company’s pay-for-performance and executive retention objectives.

•	Fair: Compensation levels and plan design have historically accounted for competitive practices, our performance relative to peer companies, and the relationship of compensation levels from one executive to another.

Our ability to fulfill the objective of our compensation programs and maintain our compensation philosophy was impacted from 2009 through April 2014 by the rules governing executive compensation applicable to financial institutions that received investments from the Treasury under the CPP. As discussed in greater detail below, we were required to modify the compensation structure for our Named Executive Officers, other executive officers and certain highly compensated employees in order to comply with these rules while still ensuring that we remain competitive in attracting, developing and retaining high performing executive officers and other employees. While the Company exited the CPP on April 14, 2014 as a result of Treasury’s sale of all shares of the Preferred Stock that it held from the Company’s participation in the TARP CPP, the compensation rules of that program still affected the compensation these individuals could receive for the portion of 2014 up to that date, and from that date the Committee did not materially modify the compensation programs in place for the portion of fiscal 2014 that were prior to April 14, 2014. Moreover, as the Company focused in 2015 on expense control, restructuring the Company’s balance sheet and redeeming the shares of Series A Preferred Stock and Series B Preferred Stock owned by institutional investors, the Committee did not believe it was appropriate to materially change the Company’s compensation philosophy in 2015.

As a result of the Company’s participation in the CPP, the Company became subject to the executive compensation limitations set out in the EESA, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), and the Treasury regulations issued on June 15, 2009 in the form of an interim final rule (the “June 2009 IFR”), implementing the compensation limitations of the EESA and the ARRA. The June 2009 IFR limited the ability of the Company to pay a bonus, or incentive or retention award to the most highly compensated employee at the Company while the Treasury owned shares of Preferred Stock issued by the Company, which for the portion of the 2014 fiscal year prior to April 14, 2014 was Mr. Holloway. The Company was also prohibited from paying, as a result of its participation in the CPP, any retention or incentive compensation to such employee while the Treasury owned shares of Preferred Stock issued by the Company, including equity-based awards, except for long-term restricted stock the value of which does not exceed 1/3 of such employee’s total annual compensation. This restricted stock could not vest earlier than two years from the date of grant and could not be transferable until the Company repaid specified percentages of its obligations to the Treasury under the CPP. These bonus and incentive and retention payment limitations did not apply to any of the Company’s other Named Executive Officers and the Company was not required to limit bonuses, or retention or incentive awards that were required to be paid pursuant to the terms of valid employment contracts in place prior to February 11, 2009. While the Committee’s compensation philosophies described in more detail above continue to be the philosophies guiding the Committee’s compensation decisions, the Committee was, because of the executive compensation limitations applicable to participants in the CPP, unable to award all of the types of compensation contemplated by the philosophies in the same manner as it did prior to the Company’s participation in the CPP. Despite the Treasury having sold the shares of Preferred Stock owned by it on April 14, 2014, and, as a result, the Company no longer being subject to the compensation limitations described above, the Committee did not establish a cash incentive plan for the Company’s Named Executive Officers for the portion of 2014 after April 14, 2014 or 2015 or issue any equity bonus amounts to the Named Executive Officers in 2015.

Our executive officers compile and provide information, make recommendations for the Committee’s consideration and assist in the management and administration of our executive benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending grants and awards for key executive officers, other than the principal executive officer;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•	Providing information to the Committee, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the Common Stock ownership of each executive and his or her option holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

The Committee’s compensation philosophy for an executive officer emphasizes an analysis of the executive’s performance for the year, projected role and responsibilities, required impact on execution of Company strategy, external pay practices, total cash and total direct compensation positioning, and other factors the Committee deems appropriate. Our philosophy also considers employee retention, vulnerability to recruitment by other companies, and the difficulty and costs associated with replacing executive talent.

Elements of Compensation. Based on the Company’s compensation philosophy, reviews of compensation programs for peer companies and the philosophies of the Committee, the Committee has previously determined that our Company should provide its executives compensation packages comprised of three primary elements: (i) base salary; (ii) annual variable performance awards payable in cash and primarily based on the financial performance of the Company, in accordance with the goals established by the Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between executive officers and our shareholders. As described above, for so long as the Treasury owned shares of the Preferred Stock (the “TARP Period”), the Committee was limited, particularly with respect to the Company’s most highly compensated employee, in its ability to use all three of these elements.

Administration of the Compensation Program.

Compensation Consultant. Beginning in 2001, the Committee retained Professional Bank Services to conduct an annual review of the compensation of our principal executive officer. In 2015, the Committee once again retained Professional Bank Services to assist it in reviewing the Company’s compensation strategies and plans for the senior executive officer positions in order to assist the

Committee in determining the appropriate compensation structure for the Company’s then (i) President and Chief Executive Officer, (ii) Chief Financial Officer, (iii) Chief Risk Manager, and (iv) Chief Credit Officer. At the Committee’s request, Professional Bank Services performed several analyses, including peer and market comparisons. Professional Bank Services reviewed various components for an effective executive compensation program for the senior positions in organizations defined as community financial services companies with assets under $500 million. These analyses assisted the Committee in determining if such strategies and plans were advisable based on the Company’s then current financial position and strategic goals, developments in corporate governance and compensation design as well as in light of the limitations on executive compensation applicable to participants in the CPP. Professional Bank Services was selected due to its extensive experience in providing compensation consulting services within the financial industry, particularly for financial institutions similar in size to the Company within the Company’s market area. PBS has also provided additional consulting services to the Company related to strategic planning, and may provide other consulting services to the Company in the future. The Committee is not aware of any potential conflicts of interest affecting its consultation services that Professional Bank Services may have with either Board members or Company management.

In order to assist the Committee in determining appropriate compensation levels for our senior executive officers, Professional Bank Services conducted a peer group analysis that was primarily based on surveys reporting 2014 compensation information for approximately 124 financial institutions that are under $500 million in reported asset size, mostly located in the south and southeast regions of the country, including data reported by the Delves Group, the American Bankers Association Compensation & Benefits Association, and the Tennessee Bankers Association. Based on 2014 survey results, Professional Bank Services estimated that the average 2015 base salary for senior executive positions in a community-based regional financial services institution with assets between $500 million and $1 billion in our market or markets similar to ours would be as follows:

Estimated 2015 Base Salary

Position	Minimum	Mid-Point	Maximum
President and Chief Executive Officer	$207,620	$259,526	$311,432
Chief Financial Officer	$118,656	$148,320	$177,984
Chief Risk Manager	$111,102	$138,878	$166,654
Chief Credit Officer	$117,338	$146,672	$176,006

Based on information noted in the above-referenced surveys, Professional Bank Services also estimated that the average anticipated total compensation (including total cash compensation (base salary plus annual cash incentives) plus fair value of equity incentive awards and other incentives) in 2015 for senior executive positions in a community-based regional financial services institution with assets under $500 million in our market or markets similar to ours would be as follows:

Estimated 2015 Total Compensation

Position	Average
President and Chief Executive Officer	$377,589
Chief Financial Officer	$193,959
Chief Risk Manager	$181,653
Chief Credit Officer	$199,390

Target Base Salary for our Named Executive Officers. We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status and job responsibilities. Each year the Committee reviews and sets the salary of our principal executive officer, taking into account several factors including prior year salary, responsibilities, tenure, performance, salaries paid by comparable companies for comparable positions, the compensation survey information provided by Professional Bank Services, the Company’s overall pay scale, and the Company’s recent financial performance. Such review typically takes place during the fourth quarter. Additionally, our principal executive officer, in coordination with the Committee and our human resources department, has historically evaluated (based on the same factors described above) and set the base salaries of our other Named Executive Officers. An annual evaluation of these salaries has typically been conducted at the beginning of each fiscal year.

The following were the targeted 2015 base salaries for our Named Executive Officers, which are presented in comparison to the 2014 base salaries actually paid to these individuals:

Name	2015 Targeted Base Salary(1)	2014 Base Salary	Percentage Change from 2014 Base Salary
Louis E. Holloway	$257,500	$250,000	3.0%
Jon Thompson	$139,050	$135,000	3.0%
J. Elaine Chaffin	$133,686	$129,792	3.0%
James A. Bratton	$153,182	$148,720	3.0%

(1)	Represents targeted amount of base salary. Actual amounts paid in 2015 are disclosed in the 2015 Summary Compensation Table below.

Based primarily on the compensation analysis provided by Professional Bank Services, the Committee determined that the 2015 targeted base salaries for each of the Named Executive Officers should be increased to bring their compensation closer to the mid-point amount of the average base salaries resulting from the surveys described above for similarly situated financial institutions. The Committee also considered other factors, such as increases in the responsibilities associated with their positions, when setting base salaries for the Named Executive Officers in 2015.

Management Incentive Compensation Plan. Prior to its participation in the TARP CPP, the Company has previously established a Management Incentive Compensation Plan (“MICP”). The objectives of the MICP included maximizing the Company’s long-term profitability and the return on shareholders’ equity, promoting teamwork among members of management and encouraging superior individual performance, and providing management with the ability to earn incentive compensation proportional to the Company’s success and their individual contributions.

Despite the Company’s improved financial performance in 2014 and 2015, the Committee chose to continue the practice of not establishing any performance targets under the MICP in 2015 as the Company continued to prioritize expense savings and other cost containment measures as for most of the year the Company’s capital levels remained lower than levels required to be considered well-capitalized and the Board sought to preserve cash to aid the Company’s efforts to restructure its balance sheet and redeem shares of preferred stock from institutional investors. Accordingly, none of the Named Executive Officers received any awards in 2015 under a cash incentive plan based on the Company’s 2015 results of operations.

Long-Term Share-Based Incentive Compensation. Prior to the Company’s participation in the CPP, the Committee, from time to time, made annual stock option grants to each of its executive officers pursuant to the Company’s 1999 Stock Option Plan or 2005 Stock Incentive Plan and grants of restricted stock awards with time-based vesting under the 2005 Stock Incentive Plan. Due to the Company’s participation in the CPP, the Board did not issue any share-based incentive compensation from fiscal 2009 through fiscal 2014 and continued this practice in 2015.The Committee anticipates that, if the Company’s shareholders approve the Equity Incentive Plan, it will commence making periodic equity grants to the Company’s Named Executive Officers beginning in 2016.

Retirement Benefits.

401(k) Plan. Our 401(k) Plan is a tax-qualified retirement plan pursuant to which all associates, including the Named Executive Officers, after one year of active service and so long as they are scheduled for at least 1,000 hours per year, are able to contribute up to the annual limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before tax basis. For 2015, this amount was $18,000. The Company matches 100% of the first 3% of pay and 50% of the next 2% of pay. These matching contributions are 100% vested when made.

Supplemental Executive Retirement Plan. On August 16, 2005, the Bank approved a Supplemental Executive Retirement Plan (the “SERP”). The SERP, which was established to aid the Company in retention of key executives, will provide Mr. Bratton and other participants in the SERP with benefits upon retirement, death or disability in certain prescribed circumstances. None of the other Named Executive Officers are SERP participants. The specifics of the benefits provided were set forth in a Participation Agreement, the terms of which are described in detail in the “Pension Benefits in 2015” section of this Proxy Statement.

Bank Owned Life Insurance. The Bank has purchased Bank Owned Life Insurance (“BOLI”) on the lives of certain employees, including each of the Named Executive Officers, except for Ms. Chaffin and Mr. Thompson. The purpose of the BOLI plan is to provide the funds necessary to replace the employee(s) due to an unanticipated death. These funds are to aid in locating succession management. As an inducement to retain these individuals until normal retirement, the plan provides for the sharing of the death benefit with their designated beneficiaries from the BOLI plan. The policies provide each participant a death benefit of $25,000 that is assigned to their designated beneficiary. The Bank is the owner of the policies and retains a 100% interest in the cash surrender value of the policies. There are no other benefits to the insured or their beneficiaries under the BOLI plan. Although this benefit does not provide any current remuneration to the executive, it provides the Bank with a mechanism to use to attract, retain and reward highly qualified executives, and it provides further incentive for longevity with the Bank.

Severance and Change of Control Benefits. We believe that reasonable severance and/or change in control benefits are sometimes necessary in order to recruit and retain effective senior managers. We also believe that certain change in control benefits are prudent in order to provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our shareholders but not in the executive’s personal interests to pursue. While the Committee will receive this information as part of its annual review of total executive compensation (including contingent compensation), the Committee does not typically consider the value of potential severance and/or change in control benefits when assessing annual total compensation as these payouts are contingent and have a primary purpose unrelated to ordinary compensation matters. For a detailed discussion of potential severance and change of control benefits, see the “Potential Payments Upon Termination or Change in Control,” section of this Proxy Statement. As described in more detail below, the ARRA, which expanded the executive compensation restrictions and limitations under the EESA, and the June 2009 IFR implementing those restrictions, each prohibited us from making any “golden parachute” payment to a senior executive officer or any of our next five most highly-compensated employees, during the TARP Period. A “golden parachute” payment under the June 2009 IFR meant any payment to a senior executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. These prohibitions limited, during the TARP Period, the Company’s ability to make payments to its Named Executive Officers upon the executive’s separation from service, whether before or after a change in control. Now that the Treasury has sold the Preferred Stock and the Company’s financial condition has improved, the Compensation Committee is considering entering into agreements with our Named Executive Officers to make these types of payments in the event that a Named Executive Officer’s employment was terminated by the Company without cause or by the Named Executive Officer for good reason. The Compensation Committee is currently evaluating similar benefits in place at similarly-situated banks and may recommend that the Company enter into such agreements with the Named Executive Officers in order to aid in the retention of the Named Executive Officers.

Perquisites and Other Benefits. During 2015, the Company provided automobile allowances for Messrs. Holloway and Bratton. In addition, the Company paid country club membership dues on behalf of Messrs. Holloway and Bratton. Each of the Named Executive Officers was also eligible for benefits generally available to and on the same terms as the Company’s employees who are exempt for purposes of the Fair Labor Standards Act, including health insurance, disability insurance, dental insurance, and life insurance. In addition, the Named Executive Officers were also able to participate in the Company’s Employee Stock Purchase Plan on the same terms as the Company’s other employees.

Compensation Decisions for 2016.

Base Salary. The Committee has engaged a compensation consultant, Professional Bank Services, to help establish target compensation for fiscal 2016 for both our principal executive officer and our other Named Executive Officers by comparing the compensation of executives in similar positions at organizations comparable to the Company. In the 2016 survey, taking into account the Bank’s reduced total assets, PBS reviewed compensation for organizations defined as community financial services companies with assets under $500 million. In January 2016, the Committee reviewed and set the 2016 base salary for Mr. Holloway. In January 2016, Mr. Holloway also set 2016 base salaries for each of the other Named Executive Officers based upon recommendations of the Committee. The 2016 base salaries for each of our Named Executive Officers were established after taking into account several factors, including prior year salary, tenure, performance, salaries paid by comparable companies for comparable positions, the compensation survey information provided by Professional Bank Services, the Company’s overall pay scale, and the Company’s recent financial performance. The base salaries of the Named Executive Officers for 2016 are as follows:

Name	2016 Targeted Base Salary		Percentage Increase over 2015 Base Salary
Louis E. Holloway	$265,225		3.0%
Jon Thompson	$165,000	(1)	18.7%
J. Elaine Chaffin	$137,697		3.0%
James A. Bratton	$157,777		3.0%

(1)	Mr. Thompson’s targeted annual base salary reflected in the table above became effective on February 1, 2016, in connection with his appointment as President and his assumption of additional duties.

Cash Incentive Plans. Since 2009, the Company has not established an annual cash incentive plan for the Company’s Named Executive Officers as the Board has been focused on expense control and strengthening the Company’s balance sheet and capital position. With the redemption of a portion of the outstanding shares of the Series A Preferred Stock and all of the Series B Preferred Stock on December 31, 2015, the Committee expects that it will establish an annual incentive plan in 2016 for the Company’s Named Executive Officers. The Committee anticipates that the Named Executive Officers will be eligible to earn incentive payments based on the Company’s return on average assets and loan growth up to a maximum of 35% of base salary for the principal executive officer and up to a maximum of 25% of base salary for the other Named Executive Officers. These awards are likely to be payable in cash or shares of the Company’s Common Stock, at the election of the Named Executive Officer. The Committee believes that re-establishing an annual incentive program from the Named Executive Officers is appropriate given the Company’s improved financial condition and the Committee’s desire to balance the Named Executive Officers’ total compensation among base salary, annual bonus opportunities and long-term equity-based compensation.

Equity Grants. The Company has not awarded the Named Executive Officers long-term equity-based compensation since early 2009. If the Company’s shareholders approve the Equity Incentive Plan, the Committee anticipates that it will award equity-based awards, which may be in the form of stock options, restricted shares or restricted stock units, to the Company’s Named Executive Officers in 2016. If the Committee determines to utilize restricted shares or restricted stock units, these awards may vest based on the passage of time or they may vest based on the Company’s performance against metrics established by the Committee.

Tax and Accounting Implications.

Deductibility of Executive Compensation. The Committee has traditionally believed it appropriate to review and consider the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes pursuant to Section 162(m) of the Code when approving compensation. While the Committee continues to consider the impact of Section 162(m) limitations on the deductibility of its executive compensation above $1,000,000, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law. The Act added Section 409A to the Internal Revenue Code of 1986, as amended (the “Code”), which significantly changed the tax rules applicable to nonqualified deferred compensation arrangements. The final regulations under Section 409A of the Code became effective on January 1, 2009, and we believe we are operating our nonqualified deferred compensation arrangements in compliance with Section 409A of the Code and the final regulations.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R).

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the inclusion of the Compensation Discussion and Analysis in this Proxy Statement on Schedule 14A for filing with the SEC.

Submitted by the Compensation Committee of the Board of Directors:

Eslick E. Daniel, M.D., Chair	W. Roger Witherow
Stephen F. Walker	Bernard Childress
Dinah C. Vire	Ruskin A. Vest, Jr.
Michael D. Penrod	Robert E. Daniel
Martin Maguire	Randy A. Maxwell
Vasant G. Hari

2015 Summary Compensation Table

The table below summarizes the compensation paid or accrued by the Company during the fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013 for (i) Louis E. Holloway, our Chief Executive Officer; (ii) Jon Thompson, our President and Chief Financial Officer; (iii) J. Elaine Chaffin, our Vice President and Chief Risk Manager; and (iv) James A. Bratton, our Senior Vice President and Chief Credit Officer (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($) (1)		All Other Compensation ($) (2)		Total ($)
Louis E. Holloway	2015		$257,500	—	—	—	—		—		$17,409		$274,909
Chief Executive Officer of the Company and of the Bank	2014 2013	$ $	250,000 234,000	— —	— —	— —	— —		— —	$ $	17,418 17,372	$ $	267,418 251,372
Jon Thompson	2015		$139,050	—	—	—	—		—		$6,133		$145,183
President and Chief Financial Officer of the Company and of the Bank	2014 2013	$ $	135,000 114,400	— —	— —	— —	— —		— —	$ $	5,956 5,060	$ $	140,956 119,460
J. Elaine Chaffin	2015		$133,686	—	—	—	—		—		$4,563		$138,249
Senior Vice President and Chief Risk Manager of the Company and of the Bank	2014 2013	$ $	129,787 124,800	— —	— —	— —	— —		— —	$ $	4,433 4,263	$ $	134,220 129,063
James A. Bratton	2015		$153,182	—	—	—	—		$46,609		$17,439		$217,230
Senior Vice President and Chief Credit Officer of the Company and of the Bank	2014 2013	$ $	148,720 143,000	— —	— —	— —	— —	$ $	43,561 7,987	$ $	17,191 15,607	$ $	209,472 165,594

(1)	The amounts shown in this column reflect only the actuarial increases in the present value of Mr. Bratton’s benefits under the Company’s SERP and, as a result, include unvested amounts that Mr. Bratton may not currently be entitled to receive. The SERP is discussed in further detail under the heading “Supplemental Executive Retirement Plan” in the Compensation Discussion and Analysis section of this Proxy Statement and below.
(2)	The amounts shown in this column for 2015 include the following:

			Perquisites and Personal Benefits
	401(k) Contribution	Insurance Premiums (a)	Automobile Allowance (b)	Country Club Dues	Sales Tax Paid on Country Club Dues	Total
Louis E. Holloway	—	$942	$12,000	$4,170	$297	$17,409
Jon Thompson	$5,562	$571	—	—	—	$6,133
J. Elaine Chaffin	$4,011	$552	—	—	—	$4,563
James A. Bratton	$6,367	$618	$6,000	$4,157	$297	$17,439

(a)	Amounts include insurance premiums paid by, or on behalf of, the Company with respect to life insurance for the benefit of the Named Executive Officer.
(b)	Amounts reflect the fixed allowance each officer received for use of their own vehicles, regardless of actual use while employed by the Company or the Bank.

Grants of Plan-Based Awards in 2015

The Company did not grant any plan-based awards in 2015.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table sets forth information concerning (1) unexercised options, (2) stock that has not vested, and (3) equity incentive plan awards for each of the Named Executive Officers that remained outstanding as of December 31, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Louis E. Holloway	2,000 2,500	— —	— —	$ $	30.00 19.00	1/2/2018 1/5/2019	— —	— —	— —	— —
Jon Thompson	1,000	—	—		$19.00	1/5/2019	—	—	—	—
J. Elaine Chaffin	—	—	—		—	—	—	—	—	—
James A. Bratton	750 500 750 750	— — — —	— — — —	$ $ $ $	30.00 30.00 30.00 19.00	7/18/2016 7/2/2017 1/2/2018 1/5/2019	— — — —	— — — —	— — — —	— — — —

Option Exercises and Stock Vested in 2015

None of the Named Executive Officers exercised any stock options and no restricted stock awards vested for any of the Named Executive Officers during the fiscal year ended December 31, 2015.

Pension Benefits in 2015

The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the SERP as of December 31, 2015.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)(3)	Payments During Last Fiscal Year ($)
Louis E. Holloway(4)	Supplemental Executive Retirement Plan	—	—	—
Jon Thompson(4)	Supplemental Executive Retirement Plan	—	—	—
J. Elaine Chaffin(4)	Supplemental Executive Retirement Plan	—	—	—
James A. Bratton	Supplemental Executive Retirement Plan	13	$168,940	—

(1)	As of January 16, 2016, Mr. Bratton is 60% vested in his SERP benefits. As discussed below, the SERP benefit becomes 100% vested upon a change in control or in the event of a death or disability.
(2)	The present value of accumulated benefit was calculated in accordance with ASC 715-Compensation-Retirement Benefits and includes the application of a 4.50% discount rate.
(3)	Includes amounts that Mr. Bratton may not currently be entitled to receive because such amounts are not vested.
(4)	Messrs. Holloway and Thompson and Ms. Chaffin do not participate in the SERP.

On December 27, 2010, the Bank entered into an Amended and Restated Participation Agreement (the “Amended and Restated SERP Participation Agreement”) under the SERP with Mr. Bratton. The Amended and Restated SERP Participation Agreement replaced the Participation Agreement that Mr. Bratton had previously entered into with the Bank and was amended principally for the purpose of clarifying the vesting and benefit payment provisions. The Amended and Restated SERP Participation Agreement does not modify the amount of benefits payable to Mr. Bratton.

Pursuant to Mr. Bratton’s Amended and Restated SERP Participation Agreement, if Mr. Bratton elects Early Retirement after (i) attaining age 60 and (ii) fifteen years of service with the Bank, he will be entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior to his Early Retirement for a period of ten years (payable in equal monthly installments following his Early Retirement). Mr. Bratton also vests 20% annually in his Normal Retirement SERP benefit starting with his 11th year of service with the Bank. If Mr. Bratton’s employment is terminated by the Bank other than for Cause or by Mr. Bratton, he will be entitled to receive an annual benefit equal to the vested percentage of 25% of his average base salary during the 24 months prior to the termination of his employment for a period of ten years (payable in equal monthly installments following his termination of employment after reaching age 65, or if his employment is terminated prior to his reaching age 65, following his reaching age 65). Based on these conditions, Mr. Bratton started vesting in his SERP benefits in January, 2013. He will become fully vested in his Normal Retirement SERP benefit in January, 2018 and in his Early Retirement SERP benefit in January 2025. In the event of Mr. Bratton’s disability, he will become 100% vested in the portion of his SERP benefit then accrued and will be entitled to receive a lump sum benefit payable not later than 90 days following his disability. In the event of Mr. Bratton’s death, his estate will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments irrespective of any vesting provisions payable not later than 90 days following his death. Upon a change in control of the Bank, Mr. Bratton will become 100% vested in his SERP benefit. If Mr. Bratton’s employment is terminated within two years following a change in control of the Bank, he will be entitled to receive a lump sum payment equal to the then present value of the aggregate SERP benefit payments payable not later than 90 days following the termination of his employment. If he is terminated more than two years following a change in control of the Bank, this benefit will be paid out in equal monthly installments for ten years following his termination. Notwithstanding anything in the Amended and Restated SERP Participation Agreement to the contrary, no benefits will be payable to Mr. Bratton if he is terminated from his employment for Cause (as defined therein).

There are no funds invested or set aside for the SERP. It is an unfunded plan that accrues an accounting liability and is a contractual promise to pay a future benefit based on the terms of the plan document. The Company purchased its Bank Owned Life Insurance Plan (“BOLI”) as a way to offset SERP expenses. The BOLI is discussed in further detail under the heading “Bank Owned Life Insurance” in the Compensation Discussion and Analysis section of this Proxy Statement.

Employment Agreements

None of the Named Executive Officers has an employment agreement with the Company.

Potential Payments Upon Termination or Change in Control

The discussion and tables below reflect the amount of compensation payable to each of the Named Executive Officers that were employed by the Company or the Bank as of December 31, 2015, in the event of termination of such executive’s employment. The amount of compensation payable to each such Named Executive Officer upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts assume that such termination was effective as of December 31, 2015, and thus include amounts earned through such time, and are estimates of the awards and amounts that would be paid out to the executives upon their termination. The actual awards and amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

The following discussion describes a variety of payments available to one or more of the Named Executive Officers serving as employees of the Company or Bank as of December 31, 2015. The actual amounts payable to the Named Executive Officers under the specific circumstances of his or her termination are reflected in the tables under the heading “Impact of the Company’s Participation in the CPP on These Payments” below.

Payments Made Upon a Voluntary Termination or For Cause Termination. In the event of the voluntary termination or termination for cause of a Named Executive Officer, the executive is entitled to receive amounts earned during his term of employment. Such amounts include:

•	base salary earned through the termination date;

•	non-equity incentive compensation earned through the termination date; and

•	accrued but unpaid leave such as holidays, vacation and sick pay under the Company’s paid leave plan as of the termination date.

Payments Made Upon Death or Disability. In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the heading “Payments Made Upon Voluntary Termination or For Cause Termination,” the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s general life insurance plans, as applicable. Mr. Bratton (or his estate) would also be entitled to receive his SERP benefits on the terms set forth in the applicable Amended and Restated SERP Participation Agreement. In the event of the death of either Mr. Holloway or Mr. Bratton, such executive’s designated beneficiary would also be entitled to receive a $25,000 death benefit pursuant to the Company’s BOLI.

Payments Made Upon Retirement. In the event of the retirement of Mr. Bratton, in addition to the benefits listed under the heading “Payments Made Upon Voluntary Termination or For Cause Termination,” Mr. Bratton will be entitled to his SERP benefit, provided that such benefit has vested pursuant to the terms of the applicable Amended and Restated SERP Participation Agreement.

Payments Made Upon a Termination Without Cause or For Good Reason. None of the Named Executive Officers are entitled to receive severance benefits if terminated without cause or for good reason.

Payments Made in Connection With a Change in Control. Upon a change in control of the Company, Mr. Bratton will become 100% vested in his SERP benefit. The Company’s equity incentive plans also provide that, unless otherwise determined by the Company’s Board of Directors in their discretion, all unvested options that have not earlier terminated or expired in accordance with their terms will automatically vest in full, and all outstanding shares of restricted stock for which the forfeiture restrictions have not yet lapsed will become immediately vested and non-forfeitable.

The following is a tabular presentation of the amounts that would be owed the Named Executive Officers pursuant to the various events detailed above assuming the event occurred on December 31, 2015.

Name Executive Benefits and Payments Upon Termination	Retirement on 12/31/2015		Termination Following a Change in Control on 12/31/2015		Disability on 12/31/2015		Death on 12/31/2015
Louis E. Holloway
Non-equity Incentive Compensation	—		—		—		—
SERP	—		—		—		—
Accelerated Vesting of Options(1)	—		—		—		—
Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		$25,000	(5)
Gross-Up Payment	—		—		—		—
Total:	—		—		—		$25,000
Jon Thompson
Non-equity Incentive Compensation	—		—		—		—
SERP	—		—		—		—
Accelerated Vesting of Options(1)	—		—		—		—
Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		—
Gross-Up Payment	—		—		—		—
Total:	—		—		—		—
J. Elaine Chaffin
Non-equity Incentive Compensation	—		—		—		—
SERP	—		—		—		—
Accelerated Vesting of Options(1)	—		—		—		—
Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		—
Gross-Up Payment	—		—		—		—
Total:	—		—		—		—
James A. Bratton
Non-equity Incentive Compensation	—		—		—		—
SERP	$226,427	(2)	$168,940	(3)	$377,378	(4)	$168,940	(3)
Accelerated Vesting of Options(1)	—		—		—		—
Cash Severance	—		—		—		—
Insurance Benefits	—		—		—		$25,000	(5)
Gross-Up Payment	—		—		—		—
Total:	$226,427		$168,940		$377,378		$193,940

(1)	None of the executives had unvested stock options as of December 31, 2015.
(2)	The amount shown with respect to retirement represents 60% of Mr. Bratton’s SERP benefit, to be paid out in equal monthly installments over a 10-year period upon reaching age 65, or if his employment is terminated prior to his reaching age 65, following his reaching age 65. If Mr. Bratton elects Early Retirement after (i) attaining age 60 and (ii) fifteen years of service with the Bank, he will be entitled to receive an annual benefit equal to 25% of his average base salary during the 24 months prior to his Early Retirement for a period of 10 years (payable in equal monthly installments following his Early Retirement).
(3)	Amounts shown are equal to the present value of the executive’s SERP benefit (applying a 4.50% discount rate), to be paid out in a lump sum.
(4)	Amounts shown represent 100% of Mr. Bratton’s SERP benefit, to be paid out in a lump sum.
(5)	Amounts to be paid to the executive’s designated beneficiaries pursuant to the Company’s BOLI.

Director Compensation in 2015

This section describes the compensation we provide to our non-employee directors serving on the boards of the Company and the Bank. Directors who are employed by us are not compensated by us for their services as directors. The table below shows amounts paid to our non-employee directors for the year ended December 31, 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Eslick E. Daniel, MD	$24,050	—	—	—	—	$51	$24,101
Vasant G. Hari	$17,500	—	—	—	—	$51	$17,551
W. Roger Witherow	$24,050	—	—	—	—	$51	$24,101
Dinah C. Vire	$21,950	—	—	—	—	$51	$22,001
Bernard Childress	$18,150	—	—	—	—	$51	$18,201
Randy A. Maxwell	$24,450	—	—	—	—	$51	$24,501
Stephen F. Walker	$20,350	—	—	—	—	$51	$20,401
Martin Maguire	$20,550	—	—	—	—	$51	$20,601
Michael D. Penrod	$21,150	—	—	—	—	$51	$21,201
Robert E. Daniel	$19,550	—	—	—	—	$51	$19,601
Ruskin A. Vest, Jr.	$21,550	—	—	—	—	$51	$21,601

(1)	Although he is not a member of the Company’s Board of Directors, Mr. Holloway is a member of the Bank’s board of directors. Mr. Holloway did not receive any director compensation for his participation on the Bank’s board of directors in 2015.
(2)	As of December 31, 2015, the aggregate number of option awards outstanding for each of the Company’s directors was as follows: Dr. Daniel (1,200); Mr. Hari (1,200); Mr. Witherow (1,200); Ms. Vire (1,200); Mr. Childress (1,200); Mr. Maxwell (1,200); and Mr. Walker (1,200). The exercise prices for these options are $30.00.
(3)	The Company provided accidental death and dismemberment insurance to each of the Company’s directors, the premiums for which were $51 in 2015.

Retainers and Fees. Members of the Company’s Board of Directors and the Bank’s board of directors are paid certain retainer and meeting fees in connection with providing services to the Bank and the Company. Often, board or committee meetings occur on the same day as the meetings of other Bank or Company committees. Beginning in February 2016, board meetings of the Bank and Company are held jointly.

2015 Fees. For 2015, the Company’s director fee schedule was the same as it was for 2014. Directors were paid a retainer fee of $4,000 per year. Directors of the Bank received $650 for attending each regularly scheduled board meeting of the Bank. Directors of the Company received $400 for attending each regularly scheduled board meeting of the Company that was held on the same day as a meeting of the Bank’s board of directors, and $650 for each meeting that was not held on the same day as a meeting of the Bank’s board of directors. Directors’ fees for attending any special meetings of either the Company’s Board of Directors or the Bank’s board of directors were determined at such meetings and ranged from $400 to $650. Directors also received $650 for attending any shareholders’ meetings.

For 2015, the Company’s committee fee schedule was the same as it was for 2014. Members of the Company’s Executive Committee were paid a retainer fee of $2,000 per year. Members of the Company’s board committees, including the Audit Committee and Compensation Committee, generally received $300 for attending each committee meeting that was held on a separate day from other committee meetings. Members of the Bank’s board committees usually met on the same day as other committees and generally received $200 for attending each committee meeting. Directors’ fees for attending any Bank committee meetings held separate and apart from other Bank committee meetings, are determined at such meetings and ranged from $200 to $300.

2016 Fees. The Company has revised its director fee schedule for 2016. Directors will be paid a retainer fee of $9,000 per year and receive $850 for attending each regularly scheduled board meeting. The Chairman of the Board will be paid an additional retainer fee of $3,000 per year. Directors’ fees for attending any special meetings of either the Company’s board of directors or the Bank’s board of directors will be determined at such meetings. Directors are also expected to receive $850 for attending any shareholders’ meetings.

The Company also revised its committee fee schedule for 2016. Members of the Company’s Executive Committee will be paid a retainer fee of $3,000 per year. Members of the Bank’s and the Company’s board committees, including the Audit Committee and Compensation Committee, are generally expected to receive $450 for attending each committee meeting. The Chairman of each of the Bank’s and the Company’s committees will receive a fee of $650 for each committee meeting attended. Members of the Loan Committee will receive $100 for participation in each telephone poll held by the Loan Committee.

SHAREHOLDER PROPOSALS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company’s annual meeting of shareholders in 2017 and received at the Company’s executive offices no later than December 2, 2016 will be included in the Company’s proxy statement and form of proxy relating to such annual meeting.

In addition, the Company’s Amended and Restated Bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 2, 2016 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 2, 2016, proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

OTHER MATTERS

Management of the Company does not know of any matters to be brought before the Shareholders Meeting other than those described in this Proxy Statement. If any other matters properly come before the Shareholders Meeting, the persons named as proxies in the enclosed form of proxy and acting there under will vote on such matters in accordance with the recommendation of the Board of Directors.

ANNUAL REPORT AND ADDITIONAL INFORMATION

All shareholders of record on the record date will receive a one-page Notice in the mail regarding the internet availability of this year’s proxy materials. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. The Annual Report to Shareholders is not part of the proxy materials. Any shareholder who desires a copy of our 2015 Annual Report to Shareholders or our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, may obtain a copy without charge by visiting http://www.investorvote.com/OMYF.

APPENDIX A

COMMUNITY FIRST, INC.

2016 EQUITY INCENTIVE PLAN

COMMUNITY FIRST, INC.

2016 EQUITY INCENTIVE PLAN

Purpose.

This plan shall be known as the “The Community First, Inc. 2016 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Community First, Inc. (the “Company”) and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act; and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

“Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

“Change in Control” means, unless otherwise defined in the applicable Award Agreement, the happening of one of the following:

(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business or other than transactions which are approved by a majority of the Board); or

(ii) as the result of, or in connection with, consummation of any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing, (1) unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (2) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or, as the Board may so designate, such other committee or the full Board of Directors. The Committee shall be composed of not less than two Non-Employee Directors, at least two of whom shall be a “non-employee director” for purposes of exchange Act Section 16 and Rule 16b-3 thereunder.

“Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.

“Covered Officer” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

“Director” means a member of the Board or a member of the board of directors of any Subsidiary or Affiliate of the Company.

“Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. With respect to Awards subject to Section 409A of the Code, unless otherwise defined in the applicable Award Agreement, the term “Disability” shall have the meaning set forth in Section 409A of the Code.

“Early Retirement” means, unless otherwise provided in the applicable Award Agreement, retirement of a Participant with the express consent of the Committee at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

“Effective Date” has the meaning provided in Section 16.1 of the Plan.

“Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of any date, the value of a Share as determined by the Committee, in its discretion, subject to the following: (i) if, on such date, Shares are listed on a national or regional securities exchange or market system, or Share prices are quoted on the Over the Counter Bulletin Board (OTCBB), the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share price is so quoted instead) as quoted on such national or regional securities exchange, market system or OTCBB constituting the primary market of the Shares, as reported in The Wall Street Journal, the OTCBB or such other source as the Company deems reliable; if the relevant date does not fall on a day on which the Shares have traded over the counter or on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion, and (ii) in the event there is no public market for the Shares on such date, the fair market value as determined by the Board or Committee pursuant to the reasonable application of such reasonable valuation method as the Board or Committee in its sole discretion shall deem appropriate; provided, however, that, with respect to Incentive Stock Options, “fair market value” shall be determined pursuant to Section 422(c)(7) of the Code, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

“Good Reason” means, unless otherwise provided in an Award Agreement, (i) the assignment of duties to a Participant following a Change in Control that are materially adversely inconsistent with the Participant’s duties immediately prior to a Change in Control, and failure to rescind such assignment within thirty (30) days of receipt of notice from the Participant; (ii) a material reduction in a Participant’s title, authority or reporting status following a Change in Control as compared to such title, authority or reporting status immediately prior to a Change in Control, (iii) a relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than fifty (50) miles from the location at which the Participant performed such duties prior to the Change in Control; (iv) a reduction in the Participant’s base salary as in effect immediately prior to a Change in Control or the failure of the Company to pay or cause to be paid any compensation or benefits when due, and failure to restore such annual base salary or make such payments within five (5) days of receipt of notice from the Participant; or (v) the failure by the Company or its successor to continue to provide the Participant with benefits substantially similar in aggregate value to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Participant was participating immediately prior to a Change in Control, unless the Participant is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate of the Company.

“Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

“Normal Retirement” means, unless otherwise provided in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

“Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan.

“Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

“Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.

“Performance Award” means any Award granted under Section 8 of the Plan.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Restricted Share” means any Share granted under Sections 7 to 10 of the Plan.

“Restricted Share Unit” means any unit granted under Sections 7 to 10 of the Plan.

“Retirement” means Normal or Early Retirement.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

“Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

“Shares” means shares of the common stock, no par value per share, of the Company, or any security into which such shares may be converted by reason of any event of the type referred to in Sections 4.2, 13.3, and 14.3.

“Share Reserve” has the meaning set forth in Section 4.1 hereof.

“Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

“Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.

“Subsidiary” means any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Administration.

3.1 Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full and final power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xv) adopt special guidelines and provisions for Persons who are residing in, employed in or subject to the taxes of any domestic or foreign jurisdiction to comply with applicable tax and securities laws of such domestic or foreign jurisdiction; and (xvi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement related thereto or make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section 16.

3.4 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Shares Available for Awards.

4.1 Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares reserved and available for distribution under the Plan shall not exceed 200,000 Shares, (the “Share Reserve”). The number of Shares with respect to which Incentive Stock Options may be granted under this Plan shall be no more than 150,000. If any Award granted under this Plan (whether before or after the Effective Date of this Plan) shall expire, terminate, be settled in cash or a net number of Shares or otherwise be forfeited or canceled for any reason before it has vested or been exercised in full, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the Share Reserve, to the extent of any such forfeiture, termination, settlement, expiration or cancellation, shall be added back to the Share Reserve. Additionally, if an Option or SAR is exercised, in whole or in part, by tender of Shares, or if the Company’s tax withholding obligation for any Award is satisfied by withholding Shares, any such Shares shall be added back to the Share Reserve. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law.

4.2 Adjustments. Without limiting the Committee’s discretion as provided in Section 13 hereof, if there shall occur any change in the capital structure of the Company by reason of any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event having an effect similar to the foregoing, affects the Shares, then the Committee shall, in an equitable and proportionate manner as determined by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement or dilution of rights and benefits under such Awards.

4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

4.4 Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Eligibility.

Any current or prospective Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10, provided further that the vesting and exercise of an Award to a prospective Employee, Director or Consultant are conditioned upon such individual attaining such status.

Stock Options and Stock Appreciation Rights.

6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Option Price or Grant Price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. An Employee who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, or if Options fail to qualify as Incentive Stock Options for any other reason, such Options shall constitute Non-Qualified Stock Options.

6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date such Option is deemed to have been granted pursuant to Section 6.1, and the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date such SAR is deemed to have been granted pursuant to Section 6.1. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARs, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) lower the Option Price of an Option after it is granted, (ii) lower the Grant Price of an SAR after it is granted, (iii) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award) and grant substitute Options with a lower Option Price than the cancelled Options, (iv) cancel an SAR when the Grant Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (v) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s stockholders.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The Committee may provide, at or after the grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b) The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR the Fair Market Value of one Share exceeds the Option Price or Grant Price, as applicable, of such Award by an amount as may be determined by the Committee, the Participant has not exercised the Option or SAR and the Option or SAR has not otherwise expired, the Option or SAR shall be deemed to have been exercised by the Participant on such day with payment of the Option Price made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes, and any fractional Share shall be settled in cash; and in the case of an SAR, the net number of Shares that the Participant would have received had the Participant actually exercised such SAR on such date.

(d) Payment of the Option Price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6 of the Plan), such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6). Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5 Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award (or if later, the date on which the Participant first became an Employee, Director or Consultant) and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).

6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Restricted Shares and Restricted Share Units.

7.1 Grant.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the Participant receiving such Award must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions (including, but not limited to, performance goals based on the criteria listed in Section 11 hereof) that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2 Delivery of Shares and Transfer Restrictions.

(a) At the time a Restricted Share Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant receiving such Award. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant receiving such Award subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b) Unless otherwise provided in the applicable Award Agreement, the Participant receiving an Award of Restricted Shares shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) the Committee shall determine whether and under what conditions during the restricted period the Participant shall have the right to vote such shares or to receive dividends, or whether such dividends on Restricted Shares shall be held in escrow; and (iv) except as otherwise determined by the Committee at or after grant, all of the Shares (and any escrowed dividends) shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units shall be subject to similar transfer restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed. Any share, any other securities of the Company and any other property (except for cash dividends, which shall be subject to such restrictions as the Committee may determine in its discretion) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares. Notwithstanding the foregoing, upon a Separation from Service the Company will recoup, recapture, recover or set off (out of amounts otherwise payable or paid to a Participant) or otherwise require the repayment of the amount of all dividends previously paid to such Participant on Restricted Shares forfeited upon such Separation from Service.

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form). The Company shall have the right to repurchase Restricted Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event that conditions specified in the Award Agreement with respect to such Restricted Shares are not satisfied prior to the end of the applicable restricted period.

7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, (i) the amount of any such dividend equivalent right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant, and (ii) any such dividend equivalent right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided, that no dividend equivalents shall be currently paid on Restricted Share Units that are not yet vested. Accordingly, prior to the distribution thereof, any dividend equivalents not yet paid to a Participant shall be subject to the same conditions and restrictions as the Restricted Share Units on which the dividend equivalents have been credited and in the event that dividend equivalents are credited on Restricted Share Units that a Participant subsequently forfeits, the dividend equivalents on such Restricted Share Units shall also be forfeited. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Performance Awards.

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Except as otherwise determined by the Committee at or after grant, Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Non-Employee Director and Outside Director Awards.

10.1 Non-Employee Director Awards. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2 Outside Director Awards. The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Provisions Applicable to Covered Officers and Performance Awards.

11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a) earnings or book value per Share;

(b) net income;

(c) return on equity, assets, capital, capital employed or investment;

(d) earnings before interest, taxes, depreciation and/or amortization;

(e) operating income or profit;

(f) operating efficiencies;

(g) asset quality ratios such as the ratio of criticized/classified assets to capital, the ratio of classified assets to capital and the allowance for loan losses, the ratio of nonperforming loans and/or past due loans greater than 90 days and non-accrual loans to total loans, the ratio of nonaccrual loans to total loans, the ratio of non-performing assets to total loans, total assets or the sum of total assets and other real estate owned or the ratio of net charge-offs to average loans or other similar asset quality measures;

(h) allowance for loan losses;

(i) net interest income, net interest spread, net interest margin, after tax operating income and after tax operating income before preferred stock dividends;

(j) cash flow(s);

(k) total revenues or revenues per employee;

(l) stock price or total shareholder return;

(m) growth in deposits;

(n) debt or cost reduction;

(o) dividends;

(p) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, soundness targets, business expansion goals and goals relating to acquisitions or divestitures; or

(q) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, Affiliates, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may provide for the exclusion of charges or revenue related to events or occurrences which the Committee determines should appropriately be excluded, including (a) restructurings, investments, mergers and acquisitions, discontinued operations, extraordinary items, (b) events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (c) the effects of changes in tax laws, accounting principles or other such laws or provisions affecting reported results, (d) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (e) litigation or claims, judgments or settlements, or (f) such other similar matters as may be determined by the Committee; provided, that the Committee commits to make any such adjustments within the 90-day period set forth in Section 11.4. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Performance Awards, including Performance Share Awards and Performance Unit Awards; provided, that any action pursuant to this sentence with respect to a Covered Officer shall be in compliance with Section 162(m).

11.3 With respect to any Covered Officer: (a) the maximum number of Shares in respect of which all Performance Awards may be granted in any fiscal year under Section 8 of the Plan is 25,000; (b) the maximum amount of all Performance Awards that are settled in cash and that may be granted in any fiscal year under Section 8 of the Plan is $750,000; and (c) the maximum number of all Shares in respect of which Options or SARs (taken together) may be granted in any fiscal year under the Plan is 25,000. The individual Covered Officer limitations set forth in this Section 11.3 shall be cumulative; that is, to the extent that Shares or cash for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in that fiscal year (such shortfall, the “Shortfall Amount”), the number of Shares (or amount of cash, as the case may be) available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until the earlier of the time the Shortfall Amount has been granted to the Participant, or the end of the third fiscal year following the year to which such Shortfall Amount relates (determined on a “first-in-first-out” basis).

11.4 In the case of grants of Performance Awards with respect to which compliance with Section 162(m) is intended, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and amounts (whether in cash or shares) which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Performance Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Separation from Service.

12.1 The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, including for Good Reason, or by reason of death, Disability, Early Retirement or Normal Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

12.2 Unless otherwise provided in this Plan, an Award Agreement, or by a contractual agreement between the Company or a Subsidiary and a Participant, if a Participant’s employment with or service to the Company or a Subsidiary terminates before the restrictions imposed on the Award lapse, the performance goals have been satisfied or the Award otherwise vests, such Award shall be forfeited.

Change in Control.

13.1 Accelerated Vesting. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.2 Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may (in accordance with Section 409A, to the extent applicable), without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must modify the terms of any such assumed Award to provide that if the Participant’s employment (or, in the case of a Director, service on the Board) with the Company, the Acquiror or any Subsidiary or Affiliate of the Company or the Acquiror is terminated for any reason within twelve months following the Change in Control, such assumed Award shall vest, become immediately exercisable and payable and all restrictions with respect thereto shall be lifted in each case upon such termination. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control.

13.3 Cash-Out of Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share including pursuant to Section 13.1 subject to such Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and may be paid in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.4 Performance Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable. In the absence of such a determination, any Performance Awards relating to performance periods that will not have ended as of the date of a Change in Control shall be terminated and canceled for no further consideration.

Amendment and Termination.

14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

General Provisions.

15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.

15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

15.3. Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.4 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Tax Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the minimum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered (including, but not limited to, through an online equity incentive plan management portal) to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

15.9 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Company will not be obligated to issue, deliver or transfer any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered pursuant to the Plan until: (a) all conditions of the applicable Award Agreement have been met or removed to the satisfaction of the Committee; (b) all other legal matters, including receipt of consent or approval of any regulatory body and compliance with any state or federal securities or other law, in connection with the issuance and delivery of such Shares have been satisfied; (c) the Participant or holder or beneficiary of the Shares or Award has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of any state or federal securities or other law; and (d) such issuance would not entitle the Company to recover amounts under Section 16(b) of the Exchange Act from such Participant or holder or beneficiary of the Shares or Award. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue the Shares as to which such requisite authority shall not have been obtained.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.15 Clawback. Each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with any such requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC, in each case, applicable to the Company.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Term of The Plan.

16.1 Effective Date. The Plan shall be effective upon the date that it is adopted by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders at a meeting duly held in accordance with applicable law within twelve (12) months following the Effective Date. Upon such approval of the Plan, all Awards granted under the Plan on or after the Effective Date shall be fully effective as if such approval had occurred on the Effective Date. If the Plan is not approved as set forth in this section, any Awards granted under the Plan shall be null and void and of no effect.

16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 4:00 a.m., EDT, on May 17, 2016. Vote by Internet • Go to www.investorvote.com/OMYF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR each of proposals 2, 3 and 4. 1. Proposal to elect the four (4) individuals listed below to the Board of Directors of Community First, Inc. as Class II directors, each to serve for a three (3) year term and until his successor is duly elected and qualified; For Withhold 01—Bernard Childress 04—W. Roger Witherow 02—Robert E. Daniel 2. Advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. 4. To ratify the action of the Company’s Audit Committee in selecting the firm of HORNE LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. For Against Abstain For Withhold 03—Stephen F. Walker For Withhold 3. Approval of the Community First, Inc. 2016 Equity Incentive Plan. For Against Abstain 5. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the Shareholders Meeting or any adjournment(s) thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 02BSEB C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UP X 2775441 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2016. PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.edocumentview.com/OMYF IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — COMMUNITY FIRST, INC. PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2016. The undersigned hereby appoints ESLICK E. DANIEL and JON THOMPSON and each of them proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock of Community First, Inc. (the “Company”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders (the “Shareholders Meeting”) to be held on Tuesday, May 17, 2016, beginning at 4:00 P.M. local time, at the Operations Center located at the Company’s Headquarters, 501 S. James Campbell Boulevard, Columbia, Tennessee 38401, and any adjournment(s) thereof, as specified in this Proxy: Proxy solicited by and on behalf of the Company’s Board of Directors for the Shareholders Meeting to be held on Tuesday, May 17, 2016. The Company’s Board of Directors recommends a vote “FOR” each of the nominees for director and “FOR” proposals 2, 3 and 4. Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted “FOR” approval of the nominees for director and “FOR” proposals 2, 3 and 4. The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the Shareholders Meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. THE BOARD OF DIRECTORS RECOMMENDS THAT ANY SHAREHOLDER DESIRING TO REVOKE HIS OR HER PROXY AND VOTE IN PERSON AT THE SHAREHOLDERS MEETING ARRIVE AT THE MEETING LOCATION BY 3:00 P.M., LOCAL TIME, TO FACILITATE CONFIRMATION OF NUMBER OF SHARES ELIGIBLE TO VOTE. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE Only shareholders as of the record date are entitled to attend the Shareholders Meeting, and each shareholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the record date.